EXHIBIT 10.87
NAVISTAR INTERNATIONAL CORPORATION
[2013 PERFORMANCE INCENTIVE PLAN]
NOTICE OF CASH OR STOCK SETTLED
RESTRICTED STOCK UNIT GRANT
AND AWARD AGREEMENT

GRANTEE:

ADDRESS:

NUMBER OF CASH OR STOCK SETTLED RESTRICTED STOCK UNITS:

DATE OF GRANT:

Navistar International Corporation, a Delaware corporation (the “Corporation”), is pleased to confirm that you (the “Grantee”) have been granted a Restricted Stock Unit Award paid in Cash, unless the Corporation elects to settle in Stock (this “Award”), effective as of the Date of Grant set forth above (the “Grant Date”). This Award is subject to the terms and conditions of this Cash or Stock Settled Restricted Stock Unit Award Notice and Agreement (this “Agreement”) and is made under the Corporation’s [2013 Performance Incentive Plan], as may be amended from time to time (the “Plan”) or any successor plan, which is incorporated into and made a part of this Agreement. Any capitalized terms used in this Agreement that are otherwise not defined herein shall have the same meaning prescribed under the Plan.

1.
Acceptance of Terms and Conditions. By accepting this Award, the Grantee agrees to be bound by the terms and conditions of this Agreement, the Plan, and any and all conditions established by the Corporation in connection with Awards issued under the Plan, and understands that this Award does not confer any legal or equitable right (other than those constituting the Award itself) against the Corporation or any of its subsidiaries (collectively, the “Navistar Companies”), directly or indirectly, or give rise to any cause of action at law or in equity against the Navistar Companies.

2.
Grant of Cash or Stock Settled Restricted Stock Units. Subject to the restrictions, limitations, terms and conditions specified in the Plan and this Agreement, the Corporation hereby grants this Award to the Grantee as of the Grant Date equal to the above-stated number of Cash or Stock Settled Restricted Stock Units (each, an “RSU” and collectively, the “RSUs”), with each such RSU representing the right to receive the value of one share of the Corporation’s Common Stock, $0.10 par value per share (“Common Stock”) paid in cash unless the Corporation elects to settle the RSUs in Stock.

3.	Vesting of Cash or Stock Settled Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan, the RSUs shall vest as follows:

[The RSUs shall become exercisable as to 60% of the RSUs on the first anniversary of the Date of Grant; as to 30% of the RSUs on the second anniversary of the Date of Grant; and as to 10% of the RSUs on the third anniversary of the Date of Grant, so that in three years the Award will be vested as to 100% of the RSUs Granted.]

4.	No Dividends or Dividend Equivalents. The Grantee shall not receive dividends or dividend equivalents on the RSUs.

5.
Payment of Vested Restricted Stock Units in Cash or Stock at the Corporation’s Option. To the extent, if any, the RSUs are vested pursuant to the terms of this Agreement or the Plan, the RSUs shall be paid, (i) by the Corporation delivering to or in respect of the Grantee, subject to Section 6 of this Agreement, a lump sum cash payment equal in aggregate, to the Fair Market Value of one share of the Corporation’s Common Stock multiplied by the number of such RSUs vesting on the vest date or (ii) by the Corporation delivering to or in respect of the Grantee, subject to Section 6 of this Agreement, a number of whole shares of the Corporation’s Common Stock equal to the number of RSUs vesting on the vest date. If the RSUs are paid in stock, the Corporation shall issue the appropriate number of shares of Common Stock in book entry form, registered in the name of the Grantee. The value of any fractional share shall be paid in cash at such time shares of Common Stock are delivered to the Grantee in payment of the vested RSUs. The lump sum cash payment or stock payment, to be decided at the Corporation’s option, shall be paid to or in respect of the Grantee on the earliest of the following dates: (a) as soon as practicable after (and in no case more than 30 days after) the vesting date as specified in Section 3 above, or (b) in the event all of the RSUs become vested upon the Grantee’s death pursuant to Section 10 below [or by the Grantees involuntary termination pursuant to Section 11 below], as soon as practicable after the date of the Grantee’s death [or involuntary termination]. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representative shall have any further rights or interest in any RSUs that are so paid. Notwithstanding anything herein to the contrary, the Corporation shall have no obligation to issue cash or stock in payment of the RSUs unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any stock exchange.

6.
Tax Withholding Obligations.  The Grantee shall be required to deposit with the Corporation either (i) an amount of cash equal to the amount determined by the Corporation to be required with respect to any withholding taxes, FICA contributions, or the like under any federal, state or local statute, ordinance, rule or regulation in connection with the grant or vesting of the RSUs (the “Taxes”) or (ii) a number of vested RSUs otherwise deliverable in cash or in stock, to be decided at the Corporation’s option, hereunder having a fair market value sufficient to satisfy the statutory minimum of all or part of the Grantee’s estimated Taxes.  The Corporation shall not deliver any of the lump sum cash payment or stock payment, to be decided at the Corporation’s option, for the vested RSUs until and unless the Grantee has made the deposit required herein or proper provision for required withholding has been made.

7.
Effect of Termination of Employment or Service. Except as otherwise provided herein, any unvested RSUs shall immediately be forfeited to the Corporation upon termination of employment, unless such employment or service is terminated as a result of a [Qualified Retirement], death, disability, [or involuntary termination, other than for cause], in which case the right of the Grantee or his or her representative to receive the benefits of the RSUs shall be governed under the terms provided in sections [8], 9, 10 and [11] below.

[8.
Qualified Retirement. “Qualified Retirement” means with respect to an Employee a termination from employment from the Navistar Companies that occurs after the Employee attains age 55 and at the time of the termination the Employee has either: (i) (10) ten or more years of continuous service as a full-time Employee, or (ii) (10) ten or more years of service that would constitute credited service under the definition contained in the Navistar, Inc. Retirement Plan for Salaried Employees ("RPSE"). In the event an Employee holds unvested RSUs at the time of a Qualified Retirement, the RSUs will continue to vest according to the terms of this Award.]

9.
Disability. In the event an Employee suffers a total and permanent disability, as defined by the Corporation's long term disability programs, the RSUs will continue to vest according to the terms of this Award.

10.
Death. In the event the Grantee dies while employed by the Navistar Companies, [or after a Qualified Retirement] or after a total and permanent disability as defined in section 9 above, the RSUs will vest as of the date of death and all restrictions shall lapse and the RSUs will be immediately transferable to the named beneficiary or to the Grantee’s estate. Any RSU that becomes payable after the Grantee’s death shall be distributed to the Grantee’s beneficiary or beneficiaries.

[11.
Involuntary Termination. In the event the Grantee’s employment with the Navistar Companies is involuntary terminated other than for Cause, as defined under the Grantee’s Executive Severance Agreement, or Qualified Retirement, Disability or Death as defined in Sections 8, 9, and 10 above, the RSUs will vest as of the date of the involuntary termination and all restrictions shall lapse and the RSUs will be immediately transferable to the Grantee.]

12.
Rights as Stockholder.  The Grantee shall have no rights as a stockholder of the Corporation and no voting rights with respect to the RSUs, until and unless the RSUs have vested and ownership of shares of Common Stock represented by the RSUs have been transferred to (or on behalf of) the Grantee.

13.
Transferability.  Except to the extent provided in the Plan in the case of the Grantee’s death, the RSUs may neither be made subject to any encumbrance nor transferred by means of sale, assignment, exchange, pledge, or otherwise.

14.
Extraordinary Item; Coordination with Local Law.  By voluntarily acknowledging and accepting this Award, the Grantee acknowledges and understands that (a) the RSUs are an extraordinary item relating to compensation for future services to the Navistar Companies and are not under any circumstances to be considered compensation for past services; (b) the RSUs are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, service-based awards, pension or retirement benefits or similar payments; and (c) notwithstanding any terms or conditions of the Plan or this Agreement to the contrary, in the event of the Grantee’s involuntary termination of employment with the Navistar Companies, the Grantee’s right to receive future Restricted Stock Units under the Plan and to vest in the RSUs shall terminate as of the date that the Grantee is no longer actively employed and will not be extended by any notice period under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); provided, however, that to the extent the Grantee retains any right to continue to vest in the RSUs pursuant to and in accordance with the Plan and this Agreement following such termination, the right to so vest shall be measured from the date the Grantee terminates active employment with the Navistar Companies and shall not be extended by any notice period under local law.

15.
No Guarantee of Continued Service.  Grantee acknowledges and agrees that the vesting of shares pursuant to this Award is earned only by continuing as an Employee at the will of the Navistar Companies (not through the act of being hired, being granted this Award or acquiring shares under this Award). The Grantee further acknowledges and agrees that nothing in the Award, nor in the Plan which is incorporated in this Agreement by reference, shall confer upon the Grantee any right with respect to continuation as an Employee with the Navistar Companies, nor shall it interfere in any way with his or her right or the Navistar Companies right to terminate his or her employment relationship at any time, with or without cause.

16.
Confidentiality. The Grantee agrees to not disclose the existence or terms of this Agreement to any other employees of the Navistar Companies or third parties with the exception of the Grantee’s accountants, attorneys, or spouse, and shall ensure that none of them discloses such existence or terms to any other person, except as required to comply with legal process.

[17.
Non-Competition. In consideration of the Award granted under this Agreement which may become issuable pursuant to Sections 3 through 11 above, the Grantee agrees to be bound by the covenants of this Section 17.  The Grantee acknowledges that the covenants contained within this Section 17 are essential elements of this Agreement, and that, but for the agreement of the Grantee to comply with such covenants, the Corporation would not have entered into this Agreement.  The right to this Award shall be made with respect to the covenants of this Section 17 at such time(s) when all other terms and conditions of the Agreement and the Plan have been satisfied. The Grantee agrees that he or she shall:

             At all times during the vesting period and for a period of (12) twelve months immediately following termination of employment for any reason, not, directly or indirectly (whether as owner, principal, agent, partner, officer, director, employee, consultant, investor, lender or otherwise), provide services to any other business or organization anywhere in the United States of America or its territories, Canada, Mexico, Brazil, United Kingdom, Germany, South Africa, United Arab Emirates, India and the People’s Republic of China, or any other country in which the Navistar Companies, directly or indirectly including but not limited to through a joint venture, strategic alliance or other similar arrangement, conducts business at the time of the Grantee’s termination of employment that competes with the business of the Navistar Companies by (1) manufacturing, selling or servicing medium or heavy duty vehicles with diesel powered engines (including but not limited to commercial trucks, commercial buses, school buses, recreational vehicles, and military vehicles), parts or components for such vehicles, diesel powered engines for such vehicles, parts or components for diesel powered engines for such vehicles, or providing financing or financing-related services related to any such manufacturing, selling or servicing activities, or (2) providing other services or products which are the same as or substantially similar to those provided by the Navistar Companies at the time of the Grantee’s termination of employment”); provided, however, that such restriction shall not prohibit the Grantee’s purchase or ownership of less than 5% of the outstanding voting stock of a publicly-held company so long as such ownership is passive in nature.

           The Grantee acknowledges and agrees that the foregoing covenants set forth in this Section 17 are reasonable, including without limitation, as to scope, activity, subject, geography and duration, and that irreparable injury will result to the Navistar Companies in the event of any violation by the Grantee of these covenants, and that said covenants are a condition precedent to the Corporation and the Navistar Companies willingness to enter into this Agreement and grant the Award set forth in this Agreement.  In the event that any of the foregoing covenants are violated, the Corporation and the Navistar Companies shall be entitled, in addition to any other remedies and damages available under law, equity, or otherwise, to recoup, offset, suspend, or terminate this Award and benefits previously paid or otherwise subsequently owed to the Grantee under this Agreement, to injunctive relief from any court of competent jurisdiction to restrain the violation of such covenants, and/or to prevent any threatened violation by the Grantee, and/or by any person or persons acting for, or in concert with, the Grantee in any capacity whatsoever, without posting a bond or other security. In addition, if such a court deems that any of the foregoing covenants are unreasonable, the Corporation and Grantee agree that the maximum permissible period and scope prescribed by such court shall be substituted for the stated period and scope.]

18.
Consent to Transfer Personal Data. By accepting this Award, the Grantee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 18. The Grantee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Grantee’s ability to participate in the Plan. The Corporation holds certain personal information about the Grantee, which may include the Grantee’s name, home address and telephone number, facsimile number, e-mail address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, drivers license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, equity or benefit statements, any shares of stock or directorships in the Corporation, details of all options, RSUs or any other entitlements to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Plan (“Data”). The Navistar Companies will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and the Corporation may further transfer Data to any third parties assisting the Corporation in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States of America. The Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock or cash on the Grantee’s behalf to a broker or other third party with whom the Grantee may elect to deposit any lump sum cash payment or shares of Common Stock acquired pursuant to the Plan. The Grantee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Corporate Secretary for the Corporation; however, withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan.

[19.
Recoupment of Award. If this Award and the RSUs or any cash or share payment you receive pursuant to this Agreement are subject to recovery under any law, government regulation or stock exchange listing requirement, the Award, the RSUs, and the cash or share payment, shall be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement) and the Compensation Committee of the Board of Directors in its discretion, may require that you reimburse the Corporation all or part of any payment or transfer related to this Award, the RSUs and any cash or share payment.]

20.
Amendment.  Except as otherwise specified in this Agreement, this Agreement may be amended only by a writing executed by the Corporation and the Grantee that specifically states that it is so amending this Agreement.  Notwithstanding the foregoing, this Agreement may be amended by the Committee, without the consent of the Grantee, by a writing that specifically states that it is so amending this Agreement, so long as a copy of such amendment is delivered to the Grantee, and provided that no such amendment that eliminates or adversely affects any right or obligation of the Grantee hereunder may be made without the Grantee’s consent.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Grantee, the provisions of the RSUs or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of a mistake of fact or any change in applicable laws or regulations or any future law, regulation, ruling or judicial decisions, provided that any such change shall be applicable only to the RSUs that are then subject to terms or conditions of this Agreement.

21.
Severability.  If any provision of this Agreement is held to be invalid, illegal, or unenforceable by appropriate authority under the law of any jurisdiction applicable to this Agreement, the same shall not affect, in any respect whatsoever, the validity, legality, or enforceability of any other provision of this Agreement, and this Agreement shall continue, to the fullest extent permitted by law, as if such invalid, illegal, or unenforceable provision were omitted and/or modified by such appropriate authority so as to preserve its validity, legality, or enforceability, unless such omission or modification would substantially impair the rights or benefits under this Agreement of the Grantee or the Corporation.

22.
Construction.   A copy of the Plan has been given to the Grantee and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Corporation or can be requested in writing sent to the Corporate Secretary, Navistar International Corporation, 2701 Navistar Drive, Lisle, Illinois 60532. To the extent that any provisions of this Agreement violates or is inconsistent with any provisions of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect. Grantee acknowledges that the Plan may be amended, prospectively or retroactively in order to comply with the requirements of the Internal Revenue Code, and Grantee agrees to comply with the terms of the Plan as so amended from time to time.

23.
Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of this Agreement or the Plan, will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive on all persons for all purposes.

24.
Successors and Assigns.  This Agreement shall be binding upon and, subject to the conditions hereof, inure to the benefit of the Corporation, its successors and assigns, and the Grantee and his or her successors and assigns.

25.
Entire Understanding.  This Agreement embodies the entire understanding and agreement of the parties in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind either party hereto.

26.
Governing Law.  Subject to the terms of the Plan, all matters arising under this Agreement including matters of validity, construction and interpretation, shall be governed by the internal laws of the State of Illinois, without regard to the conflicts of law provisions of that State or any other jurisdiction. The Grantee and the Corporation agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in Illinois, and the Grantee agrees to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

* * *

By your signature and the signature of the Corporation’s representatives below, or by indicating your acceptance of this Award through the Corporation’s online acceptance procedure, you and the Corporation agree that this Award is granted under and governed by the terms and conditions of the Plan or any successor plan, which is hereby incorporated by reference and made a part of this document.

NAVISTAR INTERNATIONAL CORPORATION

By:

[Troy A. Clarke] President and Chief Executive Officer (Principal Executive Officer)

Attest:

[Curt A. Kramer] Corporate Secretary

GRANTEE